Exhibit 99(a)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of the ALLTEL Corporation 401(k) Plan (the Plan) on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Scott T. Ford, Chief Executive Officer and President of ALLTEL Corporation, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

/s/ Scott T. Ford

Scott T. Ford
Chief Executive Officer and President
June 26, 2003

A signed original of this written statement required by Section 906 has been provided to ALLTEL Corporation and will be retained by ALLTEL Corporation and furnished to the Securities and Exchange Commission or its staff upon request.